Exhibit 10.1(a)

THIRD AMENDMENT TO INDUSTRIAL COMPLEX LEASE

THIS THIRD AMENDMENT TO INDUSTRIAL COMPLEX LEASE (this “Amendment”) is made and entered into as of January 16, 2007, by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”), and ACCURAY INCORPORATED, a California corporation (“Tenant”).

RECITALS

A.                                   Landlord (as successor in interest to MP Caribbean, Inc., a Delaware corporation) and Tenant are parties to that certain Industrial Complex Lease, dated July 9, 2003 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Industrial Complex Lease, dated December 9, 2004, and that certain Second Amendment to Industrial Complex Lease (the “Second Amendment”), dated September 25, 2006 (collectively, the “Lease”).  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 125,568 rentable square feet (the “Premises”) described as approximately 40,000 rentable square feet of space in that certain building located at 1310 Chesapeake Terrace, Sunnyvale, California, approximately 32,576 rentable square feet of space in that certain building located at 1314 Chesapeake Terrace, Sunnyvale, California and approximately 52,992 rentable square feet of space in that certain building located at 1315 Chesapeake Terrace, Sunnyvale, California (each of the foregoing a “Building” and together, collectively, the “Buildings”), which are a part of the approximately 253,540 rentable square foot industrial complex commonly known as Caribbean Corporate Center (the “Industrial Complex”).

B.                                     Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Amendment.  Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1                                Expansion Space Improvements.

1.1.1                        Tenant hereby acknowledges and agrees that on December 19, 2006, Landlord delivered to Tenant at that portion of the Premises located in the Building at 1315 Chesapeake Terrace, Sunnyvale, California (the “Carpet Delivery Date”) the new carpeting described in Section 1 of Exhibit B to the Second Amendment (the “Carpeting”).  Notwithstanding anything in the Second Amendment to the contrary, Landlord shall have no obligation to install the Carpeting at the Premises nor to provide any allowance or other incentive in connection with the same, except as expressly provided below.  On or before June 1, 2007, Tenant shall install the Carpeting at the Premises in accordance with the terms and conditions hereof and otherwise in accordance with the terms of the Lease.  Landlord shall have the right to approve the contractor to be retained by Tenant to install the Carpeting in the Premises.  Tenant shall be responsible for all elements of the installation of the Carpeting at the Premises.  Landlord’s approval of the contractors to install the Carpeting shall not be unreasonably withheld.

Provided Tenant is not in default under the Lease, as amended hereby, beyond any applicable notice and cure periods, Landlord agrees to contribute up to $37,992.00 (“Landlord’s Contribution”) toward the cost of installing the Carpeting in the Premises.  Landlord’s Contribution shall be paid to Tenant within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor expended in connection with the installation of the Carpeting in the Premises; (b) a sworn contractor’s affidavit from the contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; and (d) the certification of Tenant and its contractor that the Carpeting has been installed in a good and workmanlike manner and in accordance with applicable laws, codes and ordinances.  Landlord’s Contribution shall be disbursed in the amount reflected on the receipted bills meeting the requirements above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of Landlord’s Contribution during the continuance of an uncured default under the Lease, as amended hereby, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

Tenant is solely responsible for the condition and repair of the Carpeting and any damage caused to the Carpeting.  None of the Indemnities (as defined in Article 21 of the Original Lease) shall be liable and Tenant hereby waives all claims against them for any damage to the Carpeting (except to the extent the same is caused by the gross negligence or willful misconduct of Landlord) and/or injury caused by the presence of such Carpeting in the Premises.  Tenant shall protect, indemnify and hold the Indemnitees harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to the Carpeting (excluding any damage caused by the gross negligence or willful misconduct of Landlord) and/or any injury caused by the presence of the Carpeting in the Premises.  The foregoing provisions of this Section 1.1 shall survive the termination of the Lease, as amended hereby, with respect to any claims or liability accruing prior to such termination.

1.1.2                       Notwithstanding anything herein or in the Second Amendment to the contrary, Tenant hereby acknowledges and agrees that (a) except with respect to the performance of any restoration or repairs on the base Building systems in the Expansion Space required of Landlord pursuant to Section 9 of the Second Amendment (as referenced in Paragraph 3 of Exhibit B to the Second Amendment) (the foregoing exception referred to herein as the “Exception”), as of the Carpet Delivery Date, Landlord has fully satisfied Landlord’s obligations with respect to the completion of the Expansion Space Improvements set forth in Exhibit B to the Second Amendment and Tenant hereby waives any claims against the Indemnitees with respect to any Expansion Space Improvements described in Exhibit B to the Second Amendment that were not complete as of the Carpet Delivery Date, and (b) Tenant hereby accepts the Expansion Space in its as-is condition as of the Carpet Delivery Date, except with respect to the Exception.

1.1.3                       Landlord and Tenant acknowledge and agree that, notwithstanding anything set forth herein to the contrary, the following obligation of Landlord pursuant to Paragraph 1 of Exhibit B to the Second Amendment shall remain in full force and effect: Landlord’s obligation to obtain from the appropriate governmental authorities all approvals necessary for the occupancy of the Premises with respect to the Expansion Space Improvements actually performed by Landlord or its contractors in the Expansion Space (the fifth sentence of Paragraph 1 of Exhibit B to the Second Amendment).

1.2                                 Expansion Effective Date.  Landlord and Tenant hereby acknowledge and confirm that the Expansion Effective Date occurred on November 15, 2006, and that as of the Expansion Effective Date, Tenant’s obligation to pay the minimum guaranteed rental with respect to the Expansion Space set forth in the Second Amendment commenced.

2.                                       Miscellaneous.

2.1                                This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment or the Second Amendment.

2.2                                Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

2.3                                In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

2.4                                Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.5                                The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.6                                Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment.  Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, managers, investors, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.  Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment.  Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

2.7                                Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.  Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App.  § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an uncured event of default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

2.8                                Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.  The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:

BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company

By:	/s/ Craig Vought

Name:	Craig Vought

Title:	Managing Partner

TENANT:

ACCURAY INCORPORATED, a California corporation

By:	/s/ Chris A. Raanes

Name:	Chris A. Raanes

Title:	COO

By:	/s/ Darren J. Milliken
Name:	Darren J. Milliken

Title:	General Counsel